                                  SCHEDULE 14A
                                  (RULE 14A-1)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /         Preliminary Proxy Statement

/ /         Confidential, for use of the Commission only
            (as permitted by Rule 14a-6(e)(2))
            --------------------------------------------

/X/         Definitive Proxy Statement
/ /         Definitive Additional Materials
/ /         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ORIENTAL FINANCIAL GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/         No fee required.
/ /         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

            (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
            (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
            (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
            (5) Total fee paid:

--------------------------------------------------------------------------------
      / /   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1) Amount previously paid:

--------------------------------------------------------------------------------
            (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
            (3) Filing Party:

--------------------------------------------------------------------------------
            (4) Date Filed:

--------------------------------------------------------------------------------

                          ORIENTAL FINANCIAL GROUP INC.
                                 Hato Rey Tower
                                    Suite 501
                             268 Munoz Rivera Avenue
                           Hato Rey, Puerto Rico 00918
                                 (787) 766-1986
                        http://www.orientalfinancial.com

                            NOTICE OF ANNUAL MEETING
                         To Be Held on December 15, 2000

TO THE STOCKHOLDERS OF ORIENTAL FINANCIAL GROUP INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Oriental Financial Group Inc. (the "Corporation") will be held at Conference Room 9-A, McConnell Valdes law offices, 270 Munoz Rivera Avenue, Ninth Floor, Hato Rey, Puerto Rico, on Friday, December 15, 2000 at 10:00 a.m. for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To elect three directors to three-year terms expiring at the 2003 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

(2) To consider and approve the Oriental Financial Group 2000 Incentive Stock Option Plan, which would, upon approval, reserve for issuance 400,000 shares of common stock of the Corporation, par value $1.00 per share, or approximately 3.185% of the Corporation's issued and outstanding common stock as of the Voting Record Date of November 15, 2000, for issuance pursuant to the terms thereof;

(3) To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditors for the fiscal year ending June 30, 2001; and

(4) To transact such other business as may properly come before the 2000 Annual Meeting of Stockholders or at any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management at present knows of no other business to be brought before the meeting.

         Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on November 15, 2000 are entitled to notice of, and to vote at the 2000 Annual Meeting of Stockholders.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                      Jose Enrique Fernandez
                                                      Chairman, President and
                                                      Chief Executive Officer

November 24, 2000
San Juan, Puerto Rico

--------------------------------------------------------------------------------
         YOU ARE CORDIALLY INVITED TO ATTEND THE 2000 ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN, PROMPTLY, THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


PROXY STATEMENT......................................................................1
SOLICITATION OF PROXIES..............................................................1
VOTING STOCK OUTSTANDING AND VOTE REQUIRED FOR APPROVAL..............................2
PROPOSAL 1:  ELECTION OF DIRECTORS...................................................2
CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS.......................................3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......................3
INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS WHOSE TERMS
CONTINUE AND EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS................................5
     Nominees for term that expires in 2003..........................................5
     Directors whose terms expire in 2002............................................6
     Directors whose terms expire in 2001............................................7
     Executive Officers Who Are Not Directors........................................7
BOARD MEETINGS AND COMMITTEES........................................................8
EXECUTIVE COMPENSATION..............................................................10
     Summary Compensation Table.....................................................10
     Option/SAR Grants in Last Fiscal Year..........................................11
     Aggregated Option/SAR Exercises in Last Fiscal Year And Fiscal
     Year-end Option/SAR Values.....................................................12
     Employment Agreements..........................................................12
     401k Plan......................................................................14
     Certain Transactions...........................................................15
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION......................15
     Bonus..........................................................................15
     Long-Term Compensation.........................................................16
     Fiscal 2000 Results............................................................16
     Compensation of Chairman, President and Chief Executive Officer................16
     Compensation Committee Interlocks and Insider Participation....................17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.............................17
PERFORMANCE GRAPH...................................................................18
PROPOSAL 2:  ADOPTION OF ORIENTAL FINANCIAL GROUP 2000 INCENTIVE STOCK
OPTION PLAN.........................................................................19
     General........................................................................19
     Description of the 2000 Plan...................................................20
PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS....................22
STOCKHOLDERS' PROPOSALS.............................................................22
ANNUAL REPORTS......................................................................23
APPENDIX A --- Oriental Financial Group 2000 Incentive Stock Option Plan


                          ORIENTAL FINANCIAL GROUP INC.

                                 ---------------

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, DECEMBER 15, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oriental Financial Group Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Stockholders of the Corporation to be held on Friday, December 15, 2000 (the "Annual Meeting") at 10:00 a.m. at Conference Room 9-A of the McConnell Valdes law offices located at 270 Munoz Rivera Avenue, Ninth Floor, Hato Rey, Puerto Rico, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. The approximate date on which this Proxy Statement is expected to be mailed to stockholders is on or about November 24, 2000.

     Each proxy solicited hereby, if properly signed and returned to the Corporation and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by:
(i) filing with the Secretary of the Corporation written notice thereof (addressed to: Secretary, Oriental Financial Group Inc., Hato Rey Tower, Suite 503, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918); (ii) submitting a duly executed proxy bearing a later date; or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Corporation to vote the proxy with respect to: (i) the approval of the minutes of the last meeting of stockholders; (ii) the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; (iii) matters incident to the conduct of the meeting; and (iv) such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any business that may properly come before the meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                             SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Corporation. The Corporation has retained the services of American Stock Transfer & Trust Company, which also acts as the Corporation's transfer agent and registrar, to assist the Corporation in the solicitation of proxies for the Annual Meeting. The fee to be paid to such proxy solicitation firm should not exceed $1,500, plus reimbursement of all reasonable out-of-pocket expenses. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Corporation's common stock, $1.00 par value per share (the "Common Stock"). In addition to solicitations by mail, directors, officers and employees of the Corporation or any of its subsidiaries may solicit proxies personally, by telephone or otherwise without additional compensation.

                            VOTING STOCK OUTSTANDING
                         AND VOTE REQUIRED FOR APPROVAL

     Only common stockholders of record at the close of business on November 15, 2000 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. The total number of shares of Common Stock eligible to cast votes at the Annual Meeting is 12,556,135. On the Voting Record Date, there were 1,340,000 shares of 7.125% Noncumulative Monthly Income Preferred Stock, Series A, $1.00 par value per share (the "Preferred Stock"), issued and outstanding (which shares have no voting rights in the Annual Meeting).

     The presence, either in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has expressly indicated that it does not have discretionary authority to vote on a particular matter. Action with respect to Proposal 1, "Election of Directors", shall be taken by a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Therefore, abstentions and broker non-votes will not have an effect on the election of directors of the Corporation. Action with respect to Proposal 2, "Approval of Oriental Financial Group 2000 Incentive Stock Option Plan", shall be taken by a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Action with respect to Proposal 3, "Ratification of Appointment of Independent Auditors", shall be taken by a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Therefore, as to Proposals 2 and 3, abstentions and broker non-votes will have the same effect as a vote against the proposals. Other than with respect to Proposal 1, "Election of Directors", in which stockholders of the Corporation have the right to cumulate votes as described below, each share of Common Stock shall be entitled to one (1) vote for the other proposals to be considered at the Annual Meeting.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     The By-laws of the Corporation provide that the Board of Directors of the Corporation shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. The number of directors as established by resolution of the Board of Directors is presently nine directors. The By-laws of the Corporation also provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are duly elected and qualified. One class of directors is to be elected annually.

     Other than Mr. Jose Enrique Fernandez's employment agreement with Oriental Bank and Trust (the "Bank"), a Puerto Rico commercial bank and a wholly-owned subsidiary of the Corporation, which requires the Board of Directors of the Corporation to nominate him for election as a director of the Corporation, there are no arrangements or understandings between the Corporation and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

     Messrs. Jose Enrique Fernandez, Efrain Archilla and Julian Inclan have been nominated as directors for three-year terms expiring in 2003.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be distributed equally between the three nominees designated by the Board of Directors or in such other fashion as will most likely ensure election of the nominees. See "Cumulative Voting in the Election of Directors" on page 3.

     If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

           THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                    THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1.

                 CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

     Pursuant to the By-Laws of the Corporation, holders of Common Stock have the right to cumulate their votes at annual meetings in which more than one director is being elected. Cumulative voting entitles each common stockholder to a number of votes equal to the number of shares of Common Stock held multiplied by the number of directors to be elected. A common stockholder may cast all or any number of such votes for one nominee or distribute them among any two or more nominees as the stockholder may deem fit. Thus, for example, for the election of the three directors being considered at this Annual Meeting, a stockholder owning 1,000 shares of Common Stock is entitled to 3,000 votes, and may distribute such votes equally among the nominees for election, cast them for the election of only one of such nominees, or otherwise distribute them as the stockholder may deem fit.

     In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the three nominees designated by the Board of Directors or in such other fashion as will most likely ensure election of the nominees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the Common Stock of the Corporation beneficially owned, as of September 30, 2000, by the only person or entity known to the Corporation to be the beneficial owner of 5% or more of the Corporation's Common Stock.


                                               AMOUNT AND NATURE OF
                                               BENEFICIAL OWNERSHIP
            NAME AND ADDRESS OF                  OF COMMON STOCK                             PERCENT OF
              BENEFICIAL OWNER               AS OF SEPTEMBER 30, 2001(1)                    COMMON STOCK
              ----------------               ------------------------                       ------------
          Jose Enrique Fernandez                    2,584,0532(2)                               20.56%
         1717 Lilas San Francisco
        San Juan, Puerto Rico 00927

-----------------
(1) Based upon filings made pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and information furnished by the respective individuals and entities.


(2) The amount set forth in the table for Mr. Fernandez includes 100,839 shares that may be received upon the exercise of stock options. While Mr. Fernandez may be deemed to beneficially own the 100,839 shares subject to options that may be exercised within 60 days of September 30, 2000 for purposes of the Exchange Act, as a result of his having elected to receive qualified stock options pursuant to the stock option plans of the Bank, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernandez may exercise stock options for the first time in any calendar year cannot exceed $100,000. The amount also includes 2,000 shares owned by Mr. Fernandez's youngest son and 2,492 shares owned by Mr. Fernandez through the Bank's 401K Plan (as such term is defined herein).

     The number of outstanding shares of Common Stock of the Corporation beneficially owned by the directors, Named Executive Officers (as such term is defined below) and other executive officers of the Corporation as of September 30, 2000 is as follows:


                                    AMOUNT AND NATURE OF                               AMOUNT AND NATURE OF
                                     BENEFICIAL OWNERSHIP              PERCENT         BENEFICIAL OWNERSHIP            PERCENT
                                       OF COMMON STOCK                   OF              OF PREFERRED STOCK              OF
           NAME                  AS OF SEPTEMBER 30, 2000(1)      COMMON STOCK(2)   AS OF SEPTEMBER 30, 2000(2)  PREFERRED STOCK(3)
           ----                   ------------------------         ------------       --------------------         ---------------

DIRECTORS

Dr. Pablo I. Altieri(4)                    122,318                      ---

Efrain Archilla(5)                           3,555                      ---

Jose Enrique Fernandez(6)                2,584,053                    20.56%                  20,000                    1.49%

Julian S. Inclan(7)                         57,562                      ---

Diego Perdomo, CPA(8)                      230,068                     1.83%                   1,000                     ---

Alberto Richa Angelini(9)                   17,105                      ---                    2,500                     ---

Emilio Rodriguez, Jr.(10)                   34,904                      ---

Francisco Arrivi                                 0                      ---

Mari Carmen Aponte                          79,238                      ---

---------------------
(1) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject in the case of those directors who are married to the community property laws of Puerto Rico. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of capital stock which he or she has a right to acquire within 60 days, including pursuant to the exercise of outstanding stock options, and to all shares subject to options or other rights of acquisition acquired in connection with or as a participant in any transaction involving a change in control. Shares of capital stock which are subject to stock options or other rights of acquisition are deemed to be outstanding for the purpose of computing the percentage of outstanding capital stock owned by such person or group but are not deemed outstanding for the purpose of computing the percentage of capital stock owned by any other person or group. () Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the issued and outstanding Common Stock of the

(2) Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the issued and outstanding Common Stock of the Corporation.

(3) Unless otherwise indicated, each of the persons named in the table beneficially holds less than 1% of the issued and outstanding Preferred Stock of the Corporation.

(4) The amount set forth in the table for Mr. Altieri includes 625 shares that may be received upon the exercise of stock options.

(5) The amount set forth in the table for Mr. Archilla includes 625 shares that may be received upon the exercise of stock options.

(6) The amount set forth in the table for Mr. Fernandez includes 100,839 shares that may be received upon the exercise of stock options. While Mr. Fernandez may be deemed to beneficially own the 100,839 shares subject to options that may be exercised within 60 days of September 30, 2000 for purposes of the Exchange Act, as a result of his having elected to receive qualified stock options pursuant to the stock option plans of the Bank, under Puerto Rico law the aggregate fair market value of shares (determined as of the time of grant) for which Mr. Fernandez may exercise stock options for the first time in any calendar year cannot exceed $100,000. This amount also includes 2,000 shares owned by Mr. Fernandez's youngest son and 2,492 owned by Mr. Fernandez through the Bank's 401K Plan.

(7) The amount set forth in the table for Mr. Inclan includes 625 shares that may be received upon the exercise of stock options.


(8) The amount set forth in the table for Mr. Perdomo includes 625 shares that may be received upon the exercise of stock options.

(9) The amount set forth in the table for Mr. Richa Angelini includes 625 shares that may be received upon the exercise of stock options.


(10) The amount set forth in the table for Mr. Rodriguez includes 625 shares that may be received upon the exercise of stock options.

                                      -5-

                                    AMOUNT AND NATURE OF                               AMOUNT AND NATURE OF
                                     BENEFICIAL OWNERSHIP              PERCENT         BENEFICIAL OWNERSHIP            PERCENT
                                       OF COMMON STOCK                   OF              OF PREFERRED STOCK              OF
           NAME                  AS OF SEPTEMBER 30, 2000(1)      COMMON STOCK(2)   AS OF SEPTEMBER 30, 2000(2)  PREFERRED STOCK(3)
           ----                   ------------------------         ------------       --------------------         ---------------
NAMED EXECUTIVE OFFICERS

Jose Enrique Fernandez(11)               2,584,053                    20.56%                  20,000                    1.49%

Eli E. Diaz                                  3,063                      ---

Jose Rafael Fernandez(12)                   24,610                      ---

Andres Morgado, CPA(13)                     58,493                      ---

Rafael Valladares                            3,692                      ---


     As of September 30, 2000, all directors, nominees for director, Named Executive Officers and other executive officers of the Corporation as a group (16 persons) beneficially owned 3,319,131 shares of Common Stock or approximately 26.41% of the issued and outstanding Common Stock of the Corporation, and 27,500 shares of Preferred Stock or approximately 2.05% of the issued and outstanding Preferred Stock of the Corporation.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                       DIRECTORS WHOSE TERMS CONTINUE AND
                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Set forth below is certain information with respect to each nominee and director whose term continues.

NOMINEES FOR TERM THAT EXPIRES IN 2003

     JOSE ENRIQUE FERNANDEZ (AGE 57) - Director of the Corporation since 1988 (including terms as director of the Bank). Chairman of the Board of Directors of the Bank since December 1, 1988 and President and Chief Executive Officer of the Bank since September 1, 1988. Chairman of the Board of Directors and President and Chief Executive Officer of the Corporation since June 1996. Mr. Fernandez was President and Chief Executive Officer of Drexel Burnham Lambert Puerto Rico Incorporated, San Juan, Puerto Rico, from October 1984 to April 1988. He was President and Chief Executive Officer of A.G. Becker Puerto Rico from 1978 to September 1984, and Vice President-Associate Manager of Prudential Bache Securities from 1965 to 1978. Mr. Fernandez also serves as

---------------------
(11)     See note 6.

(12) The amount set forth in the table for Mr. Jose Rafael Fernandez includes 5,330 shares that may be received upon the exercise of stock options.

(13) The amount set forth in the table for Mr. Morgado is as of June 30, 2000. Mr. Morgado ceased his employment with the Bank member of the Board of Trustees and the International Advisory Council of the University of Notre Dame, South Bend, Indiana. He served from 1997 to 1998 as a member of the Board of Trustees of Sacred Heart University, San Juan, Puerto Rico.

     EFRAIN ARCHILLA (AGE 47) - Director of the Corporation since 1991 (including terms as director of the Bank). He is President and General Manager of WYQE-FM, Radio Yunque 93 FM in Naguabo and Fajardo, Puerto Rico, since 1994. Mr. Archilla is an operations consultant of WALO-AM Radio Oriental, Inc. and Ochoa Broadcasting Corp. since 1993, and was General Manager of WALO Radio Station from 1973 to 1994, and Vice President and Treasurer of Ochoa Broadcasting Corp. and Radio Oriental, Inc. from 1975 to 1994. He served as President of the Puerto Rico Broadcasters Association from 1988 to 1992, and currently is the Vice President of the organization. He also served as President of the Puerto Rico Numismatic Society from 1983 to 1984, President of the Eastern Region Arts and Culture Foundation and the Humacao Chapter of the Puerto Rico Chamber of Commerce in 1992, and President of the Humacao Rotary Club in 1995.

     JULIAN S. INCLAN (AGE 52) - Director of the Corporation since 1995 (including terms as director of the Bank). President of American Paper Corporation (distributor of fine papers, office supplies and graphic art supplies) in San Juan, Puerto Rico, since September 1994. Mr. Inclan has served as Managing General Partner of Calibre, S.E. (a real estate investment company) since 1991, and as President of Inclan Realty (a real estate development company), San Juan, Puerto Rico, since 1991. He is also the President of Inmac Corporation (a leasing and investment company that is currently inactive), San Juan, Puerto Rico, since 1989. From 1978 to 1982 he served as Vice President and General Manager of St. Regis Paper and Bag, a division of Puerto Rican Cement Co., Inc. (a publicly traded company), San Juan, Puerto Rico.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

     DR. PABLO I. ALTIERI (AGE 56) - Director of the Corporation since 1990 (including terms as director of the Bank). He is a Professor of Medicine and Physiology at the University of Puerto Rico Medical School. Mr. Altieri is also a member of the Board of Directors of Corporacion para el Desarrollo Tecnologico de Recursos Tropicales de Puerto Rico (charitable organization) located in San Juan, Puerto Rico, and a member of the Board of Directors of Casa Roig Foundation (charitable organization) in Humacao, Puerto Rico.

     DIEGO PERDOMO, CPA (AGE 66) - Director of the Corporation since 1996 (including terms as director of the Bank). Mr. Perdomo is a certified public accountant and has been a partner of Diego Perdomo & Company (an accounting firm), San Juan, Puerto Rico, since 1968.

     FRANCISCO ARRIVI (AGE 55) - Director of the Corporation since 1998. Mr. Arrivi has been the President and Chief Executive Officer of Pulte International Caribbean Corp., a subsidiary of Pulte Corporation (a publicly traded company), San Juan, Puerto Rico, since March 1999. He was the President and Chief Executive Officer of Interstate General Properties LP, S.E., a subsidiary of Interstate General Company LP (a publicly traded company), San Juan, Puerto Rico, from 1995 to 1999, and Vice President and Chief Financial Officer of Interstate General Properties LP, S.E., San Juan, Puerto Rico, from 1990 to 1995. He was also Vice President and Manager of the Real Estate Department of The Chase Manhattan Bank, San Juan, Puerto Rico, from 1977 to 1990. Mr. Arrivi served as Director of Equus Gaming Co. LP (a publicly traded company), San Juan, Puerto Rico, from 1994 to 1995 and as director of Interstate General Corp., San Juan, Puerto Rico, from 1996 to 1999.

     MARI CARMEN APONTE, ESQ. (AGE 53) - Director of the Corporation since 1998. Ms. Aponte has practiced law in the District of Columbia for approximately two decades. Presently, she is member of the Board of Directors of the National Council of La Raza and of the National Coalition of Hispanic Social Services and Mental Health Organizations (COSSMHO). She was a member of the American Bar Association's policy making body, the House of Delegates, from 1988 to 1992. She presided the Washington, D.C. Hispanic Bar Association in 1982 and the National Hispanic Bar Association in 1984. Ms. Aponte was selected as a White House Fellow in 1979.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

     EMILIO RODRIGUEZ, JR. (AGE 52) - Director of the Corporation since 1992 (including terms as director of the Bank). He is the President of Milrod Enterprises, San Juan, Puerto Rico, since May 1998. Mr. Rodriguez was the President of Almacenes Rodriguez, Inc., Santurce, Puerto Rico, from May 1973 to May 1998. He has also served as Secretary of the Board of Directors of E&C Computers, Inc., San Juan, Puerto Rico, since 1982.

     ALBERTO RICHA ANGELINI (AGE 60) - Director of the Corporation since 1990 (including terms as director of the Bank). He has been Director of Development for Empresas Fonalledas, San Juan, Puerto Rico, since February 1998. He worked as a consulting engineer for Resort Builders, S.E. (a construction company), Isla Verde, Puerto Rico, from February 1996 to February 1998. He served as Executive Vice President and Chief Operating Officer of Rexach Construction Company, Inc., San Juan, Puerto Rico, from April 1990 to February 1996, and as Executive Vice President - Administration of the same company from 1984 to April 1990. He is a member of the Board of Directors and past President of the Associated General Contractors of America, Puerto Rico Chapter.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is supplied with respect to the Named Executive Officers and other executive officers of the Corporation who do not serve on the Corporation's Board of Directors. There are no arrangements or understandings pursuant to which any of the executive officers was selected as an officer, and no executive officer is related to any other director or executive officer of the Corporation by blood, marriage or adoption (excluding those that are more remote than first cousin).

     ELI E. DIAZ (AGE 54) - Executive Vice President of the Corporation since June 1999. Senior Vice President of Branch Administration and Consumer Loans of the Bank since May 1995. He was Vice President of Branch Administration and Consumer Loans of the Bank from May 1993 to May 1995. Mr. Diaz was a private consultant to financial enterprises from March 1988 to May 1993 and President and Chairman of the Board of Pioneer Finance Corporation, San Juan, Puerto Rico, from July 1987 to 1992. He also served as Senior Vice President of Caguas Central Federal Savings, San Juan, Puerto Rico, from March 1985 to February 1988, Vice President of Citicorp Acceptance Corporation, Los Angeles, California, from October 1982 to February 1985, and Vice President of Citibank N.A., San Juan, Puerto Rico, from April 1979 to October 1982.

     JOSE RAFAEL FERNANDEZ (AGE 37) - Executive Vice President of the Corporation since June 1999. Senior Vice President and in charge of Oriental Financial Services Corp., the Corporation's wholly-owned brokerage subsidiary, since 1997. He was Vice President of Sales and Marketing of Oriental Financial Services Corp. from 1993 to 1997. He joined the Bank in 1991 as Assistant Vice President of the Treasury Department and during 1992 was in charge of the Bank's sales and marketing efforts for individual retirement account products. Before joining the Bank in 1991, Mr. Fernandez worked in New York, New York and Buenos Aires, Argentina, for the investment department of The Chase Manhattan Bank. He is a member of the Board of Trustees of the Sacred Heart University, San Juan, Puerto Rico.

     ANDRES MUNIZ (AGE 44) - Senior Vice President of the Corporation since February 1997. Senior Vice President of Communications of the Bank since February 1997. He was Vice President of Marketing of the Bank from 1993 to January 1997. Before joining the Bank in 1993, Mr. Muniz was Senior Account Executive at De La Cruz and Associates (an advertising firm), San Juan, Puerto Rico, from 1988 to 1993; Account Executive at Merced, Benitez and Machin (an advertising firm), San Juan, Puerto Rico, from 1987 to 1988; Marketing Manager at Caribbean Restaurants (local Burger King franchisee), San Juan, Puerto Rico, from 1985 to 1987; and Promotion Manager at Colgate Palmolive, San Juan, Puerto Rico, from 1982 to 1985.

     DENNIS SOTO (AGE 63) - Former Senior Vice President of the Corporation from June 1996 to June 30, 2000. Senior Vice President of the Bank from July 1995 to June 30, 2000. Mr. Soto was Vice President of the Bank and Regional Manager (Western Region) from September 1992 to June 1995. He was Vice President-Investments of the Bank from February 1990 to August 1992, and Vice President-Branch Administration of the Bank from January 1989 to January 1990. He was a private financial consultant from September 1988 to January 1989 and Senior Vice President-936 Trader of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico, from May 1982 to May 1988.

     RAFAEL VALLADARES, CPA (AGE 43) - Principal Financial Officer and Comptroller of the Corporation and the Bank since June 1999. Previously, he was Senior Vice President-Comptroller of PonceBank, Ponce, Puerto Rico, from February 1985 to June 1999 and Senior Auditor of Deloitte and Touche (formerly Deloitte, Haskins and Sells), San Juan, Puerto Rico, from 1978 to 1984. Mr. Valladares is also a certified public accountant.

     MARCIAL DIAZ (AGE 37) - Executive Vice President of the Corporation in charge of Oriental Mortgage Corporation since October 1999. Previously, he was Senior Vice President of Oriental Mortgage Corporation from 1997 to 1999, Vice President thereof from 1994 to 1997, and Marketing Manager thereof from 1989 to 1994. He was also a Loan Production Specialist at Banco Central Hispano, San Juan, Puerto Rico, from 1987 to 1989, and Marketing Representative for Doral Mortgage Corporation, San Juan, Puerto Rico, from 1985 to 1987. Mr. Diaz is a member of the Puerto Rico Association of Realtors.

     ANDRES MORGADO, CPA (AGE 41) - Former Executive Vice President of the Corporation from June 1999 to August 17, 2000. Former Senior Vice President and Trust Officer of the Bank from May 1995 to August 17, 2000. He was Vice President and Trust Officer of the Bank from February 1990 to May 1995. Previously was Chief Operating Officer and Trust Officer of Commercial Trust Company, Inc., San Juan, Puerto Rico, from June 1988 to February 1990; Vice President Investments of Drexel Burnham Lambert Puerto Rico, Inc., San Juan, Puerto Rico, from April 1987 to June 1988; and Tax Manager, Deloitte & Touche (formerly Deloitte, Haskins & Sells), San Juan, Puerto Rico, from 1979 to 1987.

                          BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation held thirteen (13) meetings during the fiscal year ended June 30, 2000. The Corporation has standing audit and compensation committees (as described below). During fiscal 2000, directors received a fee of $500 for each Board of Directors meeting attended and $200 for each committee meeting attended. Only directors who are not officers of the Corporation or the Bank receive fees for attendance at Board of Directors meetings or committee meetings. No director attended fewer than 75% of the aggregate of the meetings of the Board of Directors of the Corporation held during fiscal 2000 and the total number of meetings held by all committees of the Board of Directors on which he or she served during the year.

     The Audit Committee reviews the reports of the Corporation's independent auditors, the internal audit procedures and internal data processing controls. The members of the committee are Messrs. Diego Perdomo, Alberto Richa Angelini and Efrain Archilla. The committee met five (5) times during the fiscal year ended June 30, 2000.

     The Compensation Committee reviews and evaluates on a yearly basis the salary increases and bonuses of all of the Corporation's executive officers and makes recommendations to the Corporation's Board of Directors. The Compensation Committee also administers the various stock option plans of the Corporation and the Bank and is given absolute discretion under the plans to select the persons to whom options will be granted and to determine the number of shares subject to each option. The members of the committee are Messrs. Alberto Richa Angelini, Emilio Rodriguez, Jr. and Julian S. Inclan. The committee met two (2) times during the fiscal year ended June 30, 2000.

     The Board of Directors does not have a standing nominating committee. Nominations are made by the Board of Directors. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders nor has it established procedures for this purpose. Article I, Section 13 of the Corporation's By-laws provides that stockholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Corporation in writing at least five (5) days prior to the Annual Meeting. The Corporation is not required to include nominations of stockholders in its Proxy Statement; however, if such a nomination is properly made, ballots will be provided for use by stockholders at the Annual Meeting bearing the name of such nominee or nominees.

                             EXECUTIVE COMPENSATION

     The summary compensation table set forth below discloses compensation for the Corporation's President and Chief Executive Officer and the four most highly paid executive officers of the Corporation or its subsidiaries who were serving as executive officers at the end of the fiscal year ended June 30, 2000 (collectively referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE



                                                              ANNUAL                               LONG-TERM
                                                           COMPENSATION                           COMPENSATION
                                            ------------------------------------------------ -----------------------
 NAME AND                                                                   OTHER ANNUAL     SECURITIES UNDERLYING
 PRINCIPAL POSITION                  YEAR      SALARY ($)      BONUS ($) COMPENSATION ($)*        OPTIONS (#)
--------------------------------------------------------------------------------------------------------------------
Jose Enrique Fernandez               2000         360,000        260,000         38,400
President and Chief                  1999         325,000        365,000         38,400              60,000
Executive Officer                    1998         310,000        345,000         34,000              10,000

Andres Morgado                       2000         150,000        150,000         30,000              12,500
Former Executive Vice President      1999         150,000        135,000         30,000              12,500
and Trust Officer                    1998          98,600        120,000         30,000              10,000

Eli E. Diaz                          2000         142,500        130,000         30,000              12,500
Executive Vice President             1999         135,000        120,000         30,000              12,500
Branch Administration and            1998          86,800         95,000         29,000              10,000
Consumer Loans

Jose Rafael Fernandez                2000         130,000        130,000         30,000              12,500
Executive Vice President             1999         130,000        115,000         30,000              12,500
and Principal of Oriental            1998          78,750         90,000         27,000              10,000
Financial Services Corp.

Rafael Valladares                    2000         125,000         75,000         24,000              12,500
Principal Financial Officer          1999          87,000         50,000         24,000              12,500
Comptroller                          1998               0              0              0              13,330

--------------------

* Consists of a car allowance.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below provides information regarding the options granted to the Named Executive Officers during the fiscal year ended June 30, 2000 under the 1996 Incentive Stock Option Plan (the "1996 Plan"):

           NAME              OPTIONS   PERCENT OF TOTAL  EXERCISE    EXPIRATION DATE    POTENTIAL REALIZABLE VALUES
                             GRANTED   OPTIONS GRANTED     PRICE                          AT ASSUMED ANNUAL RATES
                                                                                           OF STOCK APPRECIATION
                                                                                        -----------------------------
                                                                                              5%            10%
--------------------------- ---------- ----------------- ---------- ------------------- --------------- -------------

Jose Enrique Fernandez              0        ----             ----         ----                   ----          ----
Andres Morgado(1)              12,500         2.8%          $19.13   August 18, 2009           $66,066      $145,988
Eli E. Diaz                    12,500         2.8%          $19.13   August 18, 2009           $66,066      $145,988
Jose Rafael Fernandez          12,500         2.8%          $19.13   August 18, 2009           $66,066      $145,988
Rafael Valladares                   0        ----             ----         ----                   ----          ----



     The table below provides information regarding the options granted to the Named Executive Officers during the fiscal year ended June 30, 2000 under the 1998 Incentive Stock Option Plan (the "1998 Plan"):



           NAME              OPTIONS   PERCENT OF TOTAL  EXERCISE    EXPIRATION DATE    POTENTIAL REALIZABLE VALUES
                             GRANTED   OPTIONS GRANTED     PRICE                          AT ASSUMED ANNUAL RATES
                                                                                           OF STOCK APPRECIATION
                                                                                        -----------------------------
                                                                                              5%            10%
--------------------------- ---------- ----------------- ---------- ------------------- --------------- -------------

Jose Enrique Fernandez              0        ----             ----         ----                   ----          ----
Andres Morgado                      0        ----             ----         ----                   ----          ----
Eli E. Diaz                         0        ----             ----         ----                   ----          ----
Jose Rafael Fernandez               0        ----             ----         ----                   ----          ----
Rafael Valladares              12,500        2.8%           $19.13    July 29, 2009            $66,066      $145,988


--------
(1) Pursuant to the terms of the 1996 Plan, Mr. Morgado's stock options terminated on August 17, 2000, the date he ceased his employment with the Bank.

                         AGGREGATED OPTION/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                                                 NUMBER OF          UNEXERCISED
                                                                                UNEXERCISED         IN-THE-MONEY
                                                                              OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                              FISCAL YEAR-END     FISCAL YEAR-END
                                                                             ------------------ ---------------------
                                           SHARES ACQUIRED                     EXERCISABLE/         EXERCISABLE/
NAME                                       ON EXERCISE (#)   VALUE REALIZED   UNEXERCISABLE (#)    UNEXERCISABLE ($)
                                                                  ($)
------------------------------------------ ----------------- --------------- ------------------ ---------------------
Jose Enrique Fernandez                                    0            ----    100,839/175,462     1,029,725/949,323
Andres Morgado                                        5,833         $51,996           0/50,833              0/67,750
Eli E. Diaz                                           3,330         $36,963       2,500/50,830         23,750/67,750
Jose Rafael Fernandez                                     0            ----       5,330/50,330         33,652/63,000
Rafael Valladares                                         0            ----           0/38,330                   0/0


EMPLOYMENT AGREEMENTS

JOSE ENRIQUE FERNANDEZ.

     On December 22, 1998, the Bank and Jose Enrique Fernandez entered into an employment agreement for a term of three years. The employment agreement provides for an increase in salary to $340,000 for fiscal 2000, and further increases to $360,000 for fiscal 2001 and to $380,000 for fiscal 2002, and an annual automobile and expense allowance of $38,400. The employment agreement also provides that the Bank will pay for Mr. Fernandez's membership in such social and business clubs that in his judgment are reasonably necessary for the performance of his bank-related duties. Also, under the employment agreement, the Bank will pay for a 10-year term life insurance policy in the amount of $1,500,000, covering the life of Mr. Fernandez, for the benefit of Mr. Fernandez' estate. The employment agreement also provides that, during its term, the Board of Directors will nominate and recommend to the stockholders the election of Mr. Fernandez as a director at any election of directors in which his term as a director will expire, and, if elected, the Board of Directors will name Mr. Fernandez to the position of Chairman. Pursuant to the employment agreement, the Bank granted to Mr. Fernandez options to purchase 60,000 shares of Common Stock of the Corporation under the 1996 Plan. The stock options may be exercised by Mr. Fernandez during a period commencing on the first anniversary and ending on the tenth anniversary of the employment agreement. Notwithstanding the above limitations, these stock options will become immediately exercisable if Mr. Fernandez dies or is disabled, retires from employment with the Bank, or if there occurs a "change in control" of the Bank.

     The employment agreement may be terminated by the Bank for "just cause" (as such term is defined in the employment agreement) at any time. In the event employment is terminated for "just cause," Mr. Fernandez will have no right to compensation or other benefits for any period after such termination. The employment agreement also provides for payments and other benefits for Mr. Fernandez if there occurs a "change in control" of the Bank or in the event of involuntary termination of employment in connection with any "change in control" of the Bank, as defined therein. The term "change in control" is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. ss. 1817(j) and 12 C.F.R. ss. 303.4, or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or
(iii) when during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office, who were directors at the beginning of the period.

     The employment agreement also provides that Mr. Fernandez may terminate his employment for "good reason," which includes: (i) failure by the Bank to comply with any material provision of the employment agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Fernandez to the Bank; and (ii) any purported termination of Mr. Fernandez's employment which is not effected pursuant to a notice of termination satisfying certain requirements set forth in the employment agreement.

     In the event that there occurs a "change in control," or if Mr. Fernandez is terminated other than for "just cause" and in connection with a "change in control," the Bank will pay Mr. Fernandez an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by 3.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernandez terminates his employment for "good reason", the severance payments from the Bank will be equal to the aggregate annual compensation paid or payable to Mr. Fernandez (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Fernandez) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Fernandez had been terminated for other than "just cause" as of June 30, 2000, he would have been entitled to a severance payment of approximately $2,345,910. If Mr. Fernandez had terminated his employment for "good reason" as of June 30, 2000, he would have been entitled to a severance payment of approximately $1,563,940. The employment agreement does not contain any provision restricting Mr. Fernandez's right to compete against the Bank upon termination of employment.

RAFAEL VALLADARES.

     On June 30, 1998, the Bank and Rafael Valladares entered into an employment agreement for a term of two years. The employment agreement provides for a minimum base salary of $90,000 for fiscal 1999, and a further increase to $150,000 for fiscal 2000, and an annual automobile and expense allowance of $24,000. The employment agreement contains a provision for automatic one year extensions of said agreement unless terminated by either party. Any salary increases for this agreement, or extensions thereof, shall be mutually agreed to by the Bank and Mr. Valladares. The employment agreement also provides that Mr. Valladares will be entitled to participate in, and receive the benefits of, any stock option plan, profit sharing plan or other plans, benefits and privileges given to employees and executives of the Bank for which Mr. Valladares may qualify. Such benefits will be provided to Mr. Valladares while he is employed under the terms of the employment agreement or any extension thereof.

     The employment agreement may be terminated by the Bank for "just cause" (as such term is defined in the employment agreement) at any time. In the event that employment is terminated for "just cause," Mr. Valladares will have no right to compensation or other benefits for any period after such termination. The employment agreement also provides for payment and other benefits for Mr. Valladares if there occurs a "change in control" of the Bank or in the event of involuntary termination of employment in connection with any "change in control" of the Bank, as defined therein. The term "change in control" is defined to include any of the following: (i) a change in control as defined in 12 U.S.C. ss. 1817(j) and 12 C.F.R. ss. 303.4; or (ii) a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or (iii) when during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office, who were directors at the beginning of the period.

     The employment agreement also provides that Mr. Valladares may terminate his employment for "good reason", which includes: (i) failure by the Bank to comply with any material provision of the employment agreement, which failure has not been cured within ten (10) days after notice thereof has been given by Mr. Valladares to the Bank; and (ii) any purported termination of Mr. Valladares' employment which is not affected pursuant to a notice of termination satisfying certain requirements set forth in the employment agreement.

     In the event that there occurs a "change of control," or if Mr. Valladares is terminated other than for "just cause" and in connection with a "change in control," the Bank will pay Mr. Valladares an amount equal to the aggregate annual compensation paid or payable to him (including salary, bonus, car allowance and the value of any other benefits provided to Mr.Valladares) during the year the termination occurs multiplied by 2.00. The payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Valladares terminates his employment for "good reason", the severance payments from the Bank will be equal to the aggregate annual compensation paid or payable to Mr. Valladares (including salary, bonus, car allowance and the value of any other benefits provided to Mr. Valladares) during the year in which the termination occurs multiplied by 2.00. The severance payment is to be made in a lump sum on or before the fifth (5th) day following the date of termination. If Mr. Valladares had been terminated for other than "just cause", as of June 30, 2000, he would have been entitled to a severance payment of approximately, $455,883.12. If Mr. Valladares had terminated his employment for "good reason", as of June 30, 2000 he would have been entitled to a severance payment of approximately, $455,883.12.

     The employment agreement contains provisions restricting Mr. Valladares' ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with the Bank. The employment agreement further contains provisions protecting the confidential information and trade secrets of the Bank while Mr. Valladares is employed by the Bank. The employment agreement does not contain any provision restricting Mr. Valladares' right to compete against the Bank upon termination of employment.

401K PLAN

     All employees of the Bank are eligible to participate in the Oriental Bank and Trust Cash or Deferred Arrangement Profit Sharing Plan (the "401K Plan"). The 401K Plan is qualified under Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended. The 401K Plan offers eligible participants six investment alternatives: four U.S. mutual funds, a money-market account, and the Corporation's Common Stock. Contributions made through payroll deductions not in excess of 10% of annual base salary or $8,000, whichever is less, may be accumulated per year as before-tax savings. The Bank contributes 80 cents for each dollar contributed by an employee up to $832. The Bank's matching contribution is invested in the shares of Common Stock of the Corporation. The 401K Plan became effective on January 1, 1992. During fiscal 2000, the Bank contributed 6,519 shares of Common Stock of the Corporation to the 401K Plan, valued at $124,270, at the time of the contribution.

CERTAIN TRANSACTIONS

     During fiscal 2000, the Corporation and the Bank engaged the legal services of McConnell Valdes, San Juan, Puerto Rico, of which Carlos O. Souffront, Secretary of the Board of Directors of the Corporation and the Bank, is a proprietary partner. The amount of fees paid to McConnell Valdes did not exceed 5% of the law firm's revenues for its last fiscal year.

     Certain transactions involving loans and deposits were transacted during fiscal 2000 between the Bank and certain directors and executive officers of the Corporation and the Bank and persons related to or affiliated with such persons. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of uncollectability or other unfavorable features. At present, none of the loans to executive officers or directors of the Corporation and persons related to, or affiliated with, such persons is non-performing.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Corporation operates in a highly competitive industry where the quality, creativity and professionalism of its executive officers is of utmost importance to the success, profitability and growth of the Corporation. Accordingly, the compensation program of the Corporation, which is managed by the Compensation Committee, is intended to retain and appropriately reward experienced and well-trained executive officers, align the long-term interests of the executive officers with those of the Corporation's shareholders and tie total compensation opportunities to the achievement of the Corporation's institutional goals and the achievement of goals for each of the Corporation's subsidiaries.

     The Compensation Committee evaluates the performance of management, reviews the compensation levels of members of management and evaluates and reviews all aspects of compensation for the Corporation's and the Bank's executive officers.

     In evaluating the performance and compensation of all of the executive officers, the Compensation Committee reviews available peer group information for comparable financial institutions or bank holding companies in Puerto Rico and the United States and assesses the performance in accordance with the overall attainment of the Corporation's goals for such fiscal year, which are set forth in the Corporation's three-year business plan that is updated and approved by the Corporation's Board of Directors every fiscal year.

BONUS

     The compensation program for the Corporation's executive officers provides for a bonus whose purpose is to maximize the efficiency and effectiveness of the operation of the Corporation. The bonus that is paid to the Corporation's executive officers is linked to the performance of the Corporation as an institution as well as to the performance of each of the Corporation's subsidiaries. In addition, in the event the institutional and individual goals are achieved, the amount of the bonus that is generally paid to the Corporation's executive officers is determined so that the total salary and bonus compensation paid to the Corporation's and the Bank's executive officers is competitive with the amounts paid by comparable financial institutions or bank holding companies in Puerto Rico and the United States.

LONG-TERM COMPENSATION

     The compensation program for the Corporation's executive officers also contemplates long-term incentive compensation in the form of stock options granted under the Corporation's stock option plans. The Corporation's stock option plans provide for ownership of the Common Stock which, in turn, creates a direct relationship between the performance of the Corporation, as reflected by the market value of the shares of Common Stock, and compensation, and creates a direct link between the interests of the Corporation's executive officers and the Corporation's shareholders.

     The awards are made by the administrators of the Corporation's stock option plans, which are the members of the Compensation Committee. The plan administrators are given absolute discretion to select which of the eligible persons will be granted stock options and the amount of stock options to be granted to such persons. In general terms, the plan administrators, in determining such amounts, consider total compensation information obtained from various comparable financial institutions or bank holding companies in Puerto Rico and the United States that they track, as well as the general trend in total compensation in the industry. In addition, in the case of options granted to the Corporation's executive officers during the last fiscal year, the plan administrators established as a restriction to the vesting of such options that the Corporation have a certain minimum amount of "consolidated net income" by the end of a certain time period.

FISCAL 2000 RESULTS

     Among the results of operations during fiscal 2000 that the Compensation Committee placed particular emphasis on when it approved the bonuses paid to the Corporation's and the Bank's executive officers and the options granted to the Corporation's and the Bank's executive officers, which amounts are set forth in separate tables in this Proxy Statement, are the following: (i) the Corporation earned $24.4 million in core net income during fiscal 2000; (ii) the Corporation reported fully-diluted core earnings per share (EPS) of $1.67 for fiscal 2000;
(iii) the performance by the Bank's brokerage subsidiary and trust division, and tight control of operating expenses; and (iv) the total financial assets owned or managed by the Corporation grew approximately 9.8% from $3.85 billion in fiscal 1999 to $4.22 billion at the end of fiscal 2000.

COMPENSATION OF CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Mr. Jose Enrique Fernandez, who serves as President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation and the Bank, negotiated the terms of his employment agreement with the Bank at arm's length with the Board of Directors of the Bank. The current terms of Mr. Fernandez's employment, including his salary and certain other compensation arrangements, are described on page 12 of this Proxy Statement under "Executive Compensation-Employment Agreements."

     Mr. Fernandez's compensation in terms of bonus and any additional options granted to him under the Bank's stock option plans was determined in accordance with the Bank's compensation program described above and was based on considerations of competitive industry practice as well as the overall performance of the Bank. In making such determination the Compensation Committee took into consideration the Bank's performance as a whole during fiscal

2000 (as described above) and the achievement of goals through the years which are geared to ensure the Bank's continued long-term growth and the enhancement of stockholder value, such as the further diversification of the Bank's asset base and the emphasis on expanding sources of the Bank's non-interest income.

     This report on executive compensation was submitted by the Compensation Committee, whose members are Messrs. Julian S. Inclan, Alberto Richa Angelini and Emilio Rodriguez, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has served as an officer or employee of the Corporation or any of its subsidiaries.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Corporation is required to identify any director, executive officer or person who owns more than ten percent (10%) of the Common Stock who failed to timely file with the Securities and Exchange Commission a required report under
Section 16(a) of the Exchange Act. Based solely on the review of such forms furnished to the Corporation, or written representations from its executive officers and directors, the Corporation believes that during and with respect to fiscal year 2000, the Corporation's directors, executive officers and persons who own more than ten percent (10%) of the Common Stock complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

                                PERFORMANCE GRAPH

     The stock performance graph below compares the cumulative total shareholder return of the Common Stock of the Corporation from June 30, 1988 to June 30, 2000 with the cumulative total return of the S&P 500 Composite Stock Index and the S&P Financial Index. The S&P 500 Composite Stock Index is a broad index which includes a wide variety of issuers and industries representatives of a cross section of the market. The S&P Financial Index is an index which includes a wide array of financial institutions or bank holding companies comparable to the Corporation:

                             CUMULATIVE TOTAL RETURN

                06/30/88 06/30/89 06/30/90 06/30/91 06/30/92 06/30/93 06/30/94 06/30/95 06/30/96 06/30/97 06/30/98 06/30/99 06/30/00
                -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Oriental          100.00    70.69    57.97   83.09   124.07   250.52   423.05   448.52  575.61  1052.57  1744.60  1551.12    959.42
Financial Group
Inc.
S & P 500         100.00   120.55   140.42  150.81   171.04   194.35   197.08   248.46  313.07   421.71   548.90   673.81    722.66
S & P Financial   100.00   126.05   125.72  131.80   167.47   217.50   218.74   263.79  353.31   537.06   746.25   808.03    740.82

                  The Board of Directors of the Corporation recognizes that the market price of the Common Stock is influenced by many factors, only one of which is the Corporation's performance. The stock price performance shown above is not necessarily indicative of future price performance.

                PROPOSAL 2: ADOPTION OF ORIENTAL FINANCIAL GROUP
                        2000 INCENTIVE STOCK OPTION PLAN

          GENERAL

                  The Board of Directors of the Corporation adopted on July 7, 2000 the Oriental Financial Group 2000 Incentive Stock Option Plan (the "2000 Plan"), which is designed to help attract and retain selected directors, officers-employees, employees and, in certain circumstances, BONA FIDE independent contractors of the Corporation and any subsidiary thereof, and provide such persons with an additional incentive to contribute to the success of the Corporation and any subsidiary thereof. The 2000 Plan provides for the grant of qualified and compensatory incentive stock options to directors, officers-employees and other full-time, key employees of the Corporation or any subsidiary thereof. The 2000 Plan also provides for the grant of certain compensatory incentive stock options to independent contractors that perform BONA FIDE services to the Corporation or any subsidiary thereof on an exclusive and regular basis. The 2000 Plan shall become effective upon its approval by a majority of the shares present in person or represented by proxy at the Annual

          Meeting and entitled to vote. Stockholder approval of the 2000 Plan will satisfy certain New York Stock Exchange market listing and Puerto Rico tax requirements.

                  An aggregate of 400,000 shares of Common Stock of the Corporation has been reserved for future issuance under the 2000 Plan pursuant to the exercise of stock options, subject to modification or adjustment to reflect changes in the Corporation's capitalization as, for example, in the case of a merger, consolidation, reorganization, stock dividend or stock split. The 400,000 shares of Common Stock represent approximately 3.185% of the Corporation's issued and outstanding Common Stock as of the Voting Record Date (taking into consideration the effect of a four-for-three stock split that is payable on October 15, 1998 to stockholders of record as of September 30, 1998). The 2000 Plan shall remain in effect for a term of ten (10) years from the date of adoption by the Board of Directors unless sooner terminated in accordance with the provisions of the 2000 Plan. No options may be granted after the date of termination of the 2000 Plan, but such termination will not affect the rights or obligations of persons holding options granted under the Plan prior to its termination as permitted by law.

                  The 2000 Plan will be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Plan Administrators"), which is a committee of three members, none of which is an officer or full-time employee of the Corporation or any subsidiary thereof. Pursuant to the terms of the 2000 Plan, the Plan Administrators are given absolute discretion under the 2000 Plan to, among other things, select the persons to whom options shall be granted and to determine the number of shares subject to each option and determine and establish in each case the conditions and restrictions, if any, to which the grant and/or exercise of the options shall be subject. Two kinds of options, evidenced by two separate plans, are contained in the 2000 Plan and are available for grants: (i) qualified incentive options (Part I); and (ii) compensatory incentive options (Part II).

          DESCRIPTION OF THE 2000 PLAN

                  The following description of the 2000 Plan is a summary of its terms and is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached hereto as APPENDIX A.

                  STOCK OPTIONS. One or more options may be granted under the 2000 Plan to any eligible person provided that in any calendar year the aggregate fair market value (determined as of the time the option is granted) of the Common Stock of the Corporation for which qualified incentive options are exercisable for the first time by an eligible person during any calendar year may not exceed $100,000. Options subject to the foregoing limitation will be granted pursuant to Part I of the 2000 Plan and are intended to constitute "qualified incentive options" under Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "Puerto Rico Code"). Additional non-qualified options, which are not subject to the foregoing limitation, may be granted under Part II of the 2000 Plan. Such options constitute "compensatory incentive options."

                  All options granted under the 2000 Plan and all rights thereunder expire on the date determined by the Plan Administrators at the time of the grant, but in no event shall options granted expire later than ten (10) years from the date of the grant. All options granted under the 2000 Plan shall become vested and exercisable at the rate determined by the Plan Administrators when making an award.

                  The purchase price for shares of Common Stock of the Corporation acquired pursuant to an exercise, in whole or in part, of any "qualified incentive option" granted under Part I of the 2000 Plan shall not be less than the fair market value of the shares of Common Stock on the date of the option grant. The purchase price for shares of Common Stock acquired pursuant to an exercise, in whole or in part, of any "compensatory incentive option" granted under Part II of the 2000 Plan shall be as determined by the Plan Administrators at the time of the grant. Each option granted under the 2000 Plan shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators. Payment for shares purchased upon the exercise of options under the 2000 Plan must be made in full at the time of exercise and may be made either in cash, by certified or cashier's check or, if permitted by the Board of Directors, shares of Common Stock of the Corporation, or by a combination of cash, check or shares of Common Stock of the Corporation; provided, that the form(s) of payment allowed to the optionee shall be established by the Plan Administrators when the option is granted.

                  Each qualified or compensatory incentive stock option shall be exercisable at any time on or after it vests in accordance with the terms thereof and shall be exercisable until its expiration or the time when the optionee ceases to be a director, officer-employee, employee or a BONA FIDE independent contractor, if it is a compensatory incentive stock option, as the case may be, of the Corporation or any subsidiary thereof; provided that the Plan Administrators may, at the time an option is granted, allow such option to be exercised (if it had vested) up to three (3) months following the date of cessation as director, officer-employee, employee or BONA fide independent contractor, if it is a compensatory incentive stock option, as the case may be, of the Corporation or any subsidiary thereof. If an optionee of a qualified or compensatory incentive stock option becomes disabled while acting as a director, officer-employee, employee or BONA FIDE independent contractor, if it is a compensatory incentive stock option, as the case may be, of the Corporation or any subsidiary thereof, the Plan Administrators may allow the option to be exercised, to the extent exercisable at the time of cessation as director, officer-employee, employee or BONA FIDE independent contractor, if it is a compensatory incentive stock option, as the case may be, of the Corporation or any subsidiary thereof, at any time within one year after the date of cessation due to disability. If an optionee of a qualified or compensatory incentive stock option dies while acting as a director, officer-employee, employee or BONA FIDE independent contractor, if it is a compensatory incentive stock option, as the case may be, of the Corporation or any subsidiary thereof, such option shall expire within one (1) year after the date of death unless it expires sooner by its terms. During such year or shorter period, such option may be exercised by the person or persons to whom the optionee's rights under the option shall pass by will or the laws of descent, but only if the option was vested at the time of death. In the event of the disposition of substantially all of the assets or stock of the Corporation or in the event of certain "changes in control" of the Corporation, all options granted under the 2000 Plan shall become immediately exercisable notwithstanding any existing installment limitation.

                  Options granted under the Plan may not be sold, pledged, assigned or transferred by the optionee in any manner other than by will or the laws of descent and may be exercised during the lifetime of an optionee only by such person.

                  AMENDMENTS. The Plan Administrators may at any time amend or otherwise revise the terms of the 2000 Plan, including the form and substance of the options granted thereunder; provided, that no amendment or revision shall (i) increase the maximum aggregate number of shares to be sold pursuant to options exercised under the 2000 Plan; (ii) change the minimum purchase price for shares to be sold upon the exercise of options granted under Part I of the 2000 Plan;
          (iii) increase the maximum term established under the 2000 Plan for any option; and (iv) permit the granting of an option to any person other than as provided in the 2000 Plan. No amendment or revision of the 2000 Plan or any option granted thereunder shall, without the consent of the optionee, alter or impair any of said optionee's rights or obligations under any option granted under the 2000 Plan prior to such amendment or revision.

                  TAX CONSEQUENCES. A recipient of a "qualified incentive option" within the meaning of Section 1046 of the Puerto Rico Code (options granted pursuant to Part I of the 2000 Plan are intended to qualify as such) does not recognize income at the time of the grant of the option, provided that the market value of the stock at the time of the grant does not exceed the exercise price of the option. In addition, no income is recognized at the time a "qualified incentive option" is exercised. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of a "qualified incentive option," the optionee may have taxable gain or loss, measured by the difference between the amount realized on the disposition of such shares and his or her tax basis in such shares. Tax basis will, in general, be the amount paid for the shares by the optionee. The Corporation will not be entitled to a business expense deduction in respect of the grant of the option or the exercise thereof.

                  With respect to the "compensatory incentive options" granted under Part II of the 2000 Plan, the difference between the fair market value of the stock on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Corporation will be entitled to a deduction in the amount of income recognized by the optionee. Upon a subsequent disposition of the stock, the difference between the amount received by the optionee and the fair market value of the stock on the option exercise date will be treated as long-term or short-term capital gain or loss, depending on whether the shares were held for more than six months.

                  The above description of tax consequences under Puerto Rico law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations and their application may vary in individual circumstances.

                  ACCOUNTING TREATMENT. Under certain circumstances, neither the grant nor the exercise of a "qualified incentive option" or a "compensatory incentive option" under the 2000 Plan requires a charge against earnings under generally accepted accounting principles. In certain circumstances, shares issuable pursuant to outstanding options under the 2000 Plan might be considered outstanding for purposes of calculating earnings per share.

              THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                    THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

         PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                  The Board of Directors of the Corporation has appointed PricewaterhouseCoopers LLP as independent auditors of the Corporation for the fiscal year ending June 30, 2001, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Corporation has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Corporation or any of its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

                  PricewaterhouseCoopers LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

              THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS
                    THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

                             STOCKHOLDERS' PROPOSALS

                  Stockholders' proposals intended to be presented at the 2001 Annual Meeting of Stockholders must be set forth in writing and received by the Secretary of the Corporation, at its principal executive offices located at Hato Rey

          Tower, Suite 503, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, no later than May 30, 2001 for inclusion in the Corporation's Proxy Statement and Form of Proxy relating to the 2001 Annual Meeting of Stockholders and in order to be considered at such Annual Meeting.

                                 ANNUAL REPORTS

                  A copy of the Corporation's Annual Report to Stockholders for the year ended June 30, 2000 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

                  UPON RECEIPT OF A WRITTEN REQUEST, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2000, AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO MR. ANDRES MUNIZ, ORIENTAL FINANCIAL GROUP INC., HATO REY TOWER, SUITE 503, 268 MUNOZ RIVERA AVENUE, HATO REY, PUERTO RICO 00918. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                     Jose Enrique Fernandez
                                                     Chairman, President and
                                                     Chief Executive Officer

          November 24, 2000
          San Juan, Puerto Rico

                                                                      APPENDIX A

                            ORIENTAL FINANCIAL GROUP
                        2000 INCENTIVE STOCK OPTION PLAN

1. PURPOSE. The Oriental Financial Group 2000 Incentive Stock Option Plan (the "2000 Plan") is intended to secure for Oriental Financial Group Inc. (the "Corporation") its subsidiaries, and its stockholders, the benefits arising from ownership of its shares of common stock, par value $1.00 per share, by those selected directors, officers-employees, employees and in certain circumstances, BONA FIDE independent contractors, of the Corporation and its subsidiaries, who are responsible for their future growth. The 2000 Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and its subsidiaries, and to provide such persons with an additional incentive to contribute to the success of the Corporation and its subsidiaries.

2. ELEMENTS OF THE 2000 PLAN. In order to maintain flexibility in the award of stock benefits, the 2000 Plan is comprised of two parts. The first part is the Qualified Incentive Stock Option Plan (the "Qualified Plan") and the second part is the Compensatory Incentive Stock Option Plan (the "Compensatory Plan"). Copies of the Qualified Plan and Compensatory Plan are attached hereto and form part hereof as Part I and Part II, respectively, of the 2000 Plan. The grant of an option under one of the plans shall not be construed to prohibit the grant of an option under the other plan.

3. APPLICABILITY OF GENERAL PROVISIONS. Unless any plan specifically indicates to the contrary, both plans shall be subject to the General Provisions of the 2000 Plan set forth below.

4. ADMINISTRATION OF THE PLANS. The plans shall be administered and construed by the Compensation Committee of the Board of Directors of the Corporation. The plans shall be governed and amended in accordance with their respective terms.

                       GENERAL PROVISIONS OF THE 2000 PLAN

     ARTICLE 1. ADMINISTRATION. The 2000 Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation, which is a committee of three members none of which shall be a full-time officer or employee of the Corporation or any of its subsidiaries. The committee, when acting to administer the Plan, is referred to as the "Plan Administrators". Any action of the Plan Administrators shall be taken by majority vote or the unanimous written consent of the Plan Administrators. No Plan Administrators or member of the Board of Directors of the Corporation or any subsidiary thereof, shall be liable for any action or determination made in good faith with respect to the 2000 Plan or to any option granted thereunder.

     ARTICLE 2. AUTHORITY OF PLAN ADMINISTRATORS. Subject to the other provisions of the 2000 Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority in their absolute discretion: (i) to construe and interpret the 2000 Plan; (ii) to define the terms used herein;
(iii) to prescribe, amend, and rescind rules and regulations relating to the 2000 Plan; (iv) to determine the persons to whom options shall be granted under the 2000 Plan; (v) to determine the time or times at which options shall be granted under the 2000 Plan; (vi) to determine and establish in each case the conditions and restrictions, if any, to which the grant and/or exercise of the options shall be subject; (vii) to determine the number of shares subject to any option under the 2000 Plan, as well as the exercise price and the duration of each option, and any other terms and conditions of options; (viii) to amend or terminate the 2000

Plan and any option granted thereunder, and (ix) to make any other determinations necessary or advisable for the administration of the 2000 Plan and do everything necessary or appropriate to administer the 2000 Plan. All decisions, determinations, and interpretations made by the 2000 Plan Administrators shall be binding and conclusive on all participants in the 2000 Plan and on their legal representatives, heirs and beneficiaries. Provided, however, that no amendment or revision of the 2000 Plan or any option granted thereunder shall, without the consent of the optionee, alter or impair any of said optionee's rights or obligations under any option granted under the 2000 Plan prior to such amendment or revision.

     ARTICLE 3. MAXIMUM NUMBER OF SHARES SUBJECT TO THE 2000 PLAN. The maximum aggregate number of shares of common stock of the Corporation available pursuant to the 2000 Plan, subject to adjustment as provided in Article 6 hereof, shall be 400,000 shares. If any of the options granted under the 2000 Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall again be available for the purposes of the 2000 Plan.

     ARTICLE 4. ELIGIBILITY AND PARTICIPATION. Regular full-time employees of the Corporation or any subsidiary thereof, including officers, whether or not directors, directors of any of such corporations, and in certain circumstances, independent contractors that perform BONA FIDE services to the Corporation or any subsidiary thereof on an exclusive and regular basis, shall be eligible for selection by the Plan Administrators to participate in the 2000 Plan. Notwithstanding any thing to the contrary herein, independent contractors that perform BONA FIDE services to the Corporation or any subsidiary thereof on an exclusive and regular basis shall only be eligible for selection by the 2000 Plan Administrators to receive options under Part II (Compensatory Plan) of the Plan. For purposes of the 2000 Plan, the term "BONA FIDE" shall refer to services rendered to the Corporation or any subsidiary thereof by an independent contractor on an exclusive and regular basis.

     ARTICLE 5. EFFECTIVE DATE AND TERM OF 2000 PLAN. The 2000 Plan shall become effective upon its adoption by the Board of Directors of the Corporation and its approval by the stockholders of the Corporation. The 2000 Plan shall be submitted to the stockholders of the Corporation for approval by a majority of the total votes of the shares eligible to be cast at a meeting of stockholders, which vote shall be taken within 12 months of the adoption of the 2000 Plan; provided, however, that options may be granted under the 2000 Plan prior to obtaining stockholder approval, but any such options shall be contingent upon such stockholder approval being obtained and shall not be exercisable prior to such approval. The 2000 Plan shall continue in effect for a term of 10 years unless sooner terminated in accordance with its terms. All options granted under the 2000 Plan shall automatically vest on the dates established by the Plan Administrators or 10 years after the date in which they were granted, whichever occurs first.

     ARTICLE 6. ADJUSTMENTS. If the shares of common stock of the Corporation as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under the 2000 Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this Article 6, any fractional shares shall be disregarded.

     ARTICLE 7. TERMINATION AND AMENDMENT OF 2000 PLAN. The 2000 Plan shall terminate no later than 10 years from the date of its adoption by the Board of Directors, or the date such 2000 Plan is approved by the stockholders of the Corporation, whichever is earlier. No options shall be granted under the 2000 Plan after the date of termination. Subject to the limitation contained in
Article 8 hereof, the Plan Administrators may at any time amend or revise the terms of the 2000 Plan, including the form and substance of any option granted thereunder; provided that no amendment or revision shall () increase the maximum aggregate number of shares that may be sold pursuant to options granted under the 2000 Plan, except as permitted under Article 6 hereof; () change the minimum purchase price for shares under Section 4 of Part I and II of the plans; () increase the maximum term established under the 2000 Plan for any option; or () permit the grant of an option to anyone other than as provided in Article 4 hereof.

     ARTICLE 8. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension or termination of the 2000 Plan or any option granted thereunder, shall, without the consent of the person who has received an option, alter or impair any of said person's rights or obligations thereunder prior to such amendment, suspension or termination.

     ARTICLE 9. REORGANIZATIONS AND OTHER TRANSFERS. In the event of an acquisition of all or substantially all of the assets or stock of the Corporation pursuant to a merger, consolidation, separation, reorganization, liquidation, or other transaction, where persons that were stockholders of the Corporation immediately before the transaction own fifty percent or more of the total combined voting power of all classes of stock entitled to vote of the acquiring or surviving entity immediately after the consummation of such transaction, and such acquiring or surviving entity assumes the Corporation' s obligations under options granted pursuant to the 2000 Plan, then all references in the 2000 Plan to the Corporation, or to shares of common stock of the Corporation, shall apply to such acquiring or surviving entity and to shares of common stock of such acquiring or surviving entity.

     ARTICLE 10. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any options granted pursuant to the terms of the 2000 Plan, no person shall have any of the rights or privileges of a stockholder of the Corporation in respect of any shares of stock issuable upon the exercise of his or her options until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which such stock certificate is issued.

     ARTICLE 11. RESERVATION OF SHARES OF COMMON STOCK. The Corporation, during the term of the 2000 Plan, shall at all times reserve and keep available such number of shares of common stock of the Corporation as shall be sufficient to satisfy the requirements of the 2000Plan. In addition, the Corporation shall from time to time, as is necessary to accomplish the purposes of the 2000 Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of common stock hereunder. The inability of the Corporation to obtain from any regulatory agency having jurisdiction the authority deemed by the Corporation' s counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.

     ARTICLE 12. TAX WITHHOLDING. The exercise of any option granted under the 2000 Plan is subject to the condition that if at any time the Corporation shall determine, in its sole discretion, that the satisfaction of withholding tax or other withholding liabilities under any state, federal or Puerto Rico law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.

     ARTICLE 13. EMPLOYMENT. Nothing in the 2000 Plan or in any option granted thereunder shall confer upon any eligible person any right to continued employment, appointment or contractual relationship with the Corporation or any subsidiary thereof, or limit in any way the right of the Corporation or any subsidiary thereof, at any time to terminate or alter the terms of that employment, appointment or contractual relationship, as the case may be.

     ARTICLE 14. SEVERABILITY. Should any provision of the 2000 Plan be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect any of the other provisions of the 2000 Plan herein contained and any options granted thereunder.

                                      PART I

                      QUALIFIED INCENTIVE STOCK OPTION PLAN

     SECTION 1. PURPOSE. The purpose of this Qualified Plan is to promote the growth and general prosperity of the Corporation by permitting the Corporation to grant options to purchase shares of its common stock to selected directors, officers-employees and employees of the Corporation and any subsidiary thereof. This Qualified Plan is designed to help attract and retain persons for positions of substantial responsibility with the Corporation and any subsidiary thereof, and to provide such persons with an additional incentive to contribute to the success of the Corporation and its subsidiaries. Options granted pursuant to this Qualified Plan are intended to constitute "qualified stock options" pursuant to Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "Puerto Rico Code") and the provisions of this Qualified Plan shall be construed and interpreted in a manner that will effectuate such intent. This Qualified Plan is Part I of the 2000 Plan. Unless any provision herein indicates to the contrary, this Qualified Plan shall be subject to the General Provisions of the 2000 Plan.

     SECTION 2. OPTION TERMS AND CONDITIONS. The terms and conditions of options granted under this Qualified Plan may differ from one another as the Plan Administrators shall, in their sole discretion, determine, as long as all options granted under this Qualified Plan satisfy the requirements hereof.

     SECTION 3. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of this Qualified Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under this Qualified Plan expire later than 10 years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the 2000 Plan.

     SECTION 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option granted under this Qualified Plan shall not be less than the fair market value of the shares on the date of the option grant. Fair market value shall be determined by the Plan Administrators on the basis of such factors as they deem appropriate; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse; and further provided, that if at the time the determination of fair market value is made, those shares are admitted to trading on a national securities exchange for which sale prices are regularly reported, the fair market value of those shares shall not be less than the mean of the high and low asked or closing sales prices reported for such shares on that exchange on the day or most recent trading day preceding the date on which the option is granted; provided, further, that if at the time the determination of fair market value is made, those shares are not admitted to trading on a national securities exchange, the value of such shares may not be determined to be less than their book value per share, calculated pursuant to the financial statements for the immediately preceding year of the Corporation. For purposes of this Section 4, the term "national securities exchange" shall include, without limitation, the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers Automated Quotation System.

     SECTION 5. MAXIMUM AMOUNT OF EXERCISABLE OPTIONS IN ANY CALENDAR YEAR. The aggregate fair market value (determined as of the time the option is granted) of the shares of common stock of the Corporation with respect to which stock options may be exercisable for the first time by a director, officer-employee or any other employee of the Corporation or any subsidiary thereof during any calendar year (under the terms of this Qualified Plan and other qualified stock option plans of the Corporation or any subsidiary thereof that meet the requirements of Section 1046 of the Puerto Rico Code) cannot exceed $100,000.

     SECTION 6. EXERCISE OF OPTIONS. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators. No option may be exercised for a fraction of a share of common stock of the Corporation. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Corporation or by shares of common stock of the Corporation, if permitted by the Plan Administrators, or by a combination of cash, check or shares of common stock of the Corporation, at the time of exercise of the option; provided that the form(s) of payment allowed the optionee shall be established when the option is granted. If any portion of the purchase price is paid in shares of common stock, those shares shall be tendered at their then fair market value as determined by the Plan Administrators in accordance with Section 4 of this Qualified Plan.

     SECTION 7. ACCELERATION OF RIGHT OF EXERCISE OF INSTALLMENTS. Notwithstanding the first sentence of Section 6 of this Qualified Plan, in the event the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of this Qualified Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Corporation and ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its terms or the terms of this Qualified Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 7 if the transaction meets the requirements of Article 9 of the General Provisions of the 2000 Plan. In the event the transaction contemplated by the agreement referred to in this
Section 7 is not consummated, but rather is terminated, canceled or expires, the options granted pursuant to the Qualified Plan shall thereafter be treated as if that agreement had never been entered into.

     Notwithstanding the first sentence of Section 6 of this Qualified Plan, in the event of a change in control of the Corporation or a threatened change in control of the Corporation as determined by a vote of not less than a majority of the Board of Directors of the Corporation, all options granted prior to such change in control or threatened change of control shall become immediately exercisable. The term "control" for purposes of this Section 7 shall refer to the acquisition of twenty-five percent or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of this Qualified Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, twenty-five percent or more of the voting securities of the Corporation, the full Board of Directors of the Corporation shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section 7 refers to an individual or a corporation, partnership, company, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     SECTION 8. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of this Qualified Plan shall be exercised when written notice of that exercise has been given to the Corporation at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Corporation.

     SECTION 9. COMPLIANCE WITH SECURITIES LAWS. Shares of common stock of the Corporation shall not be issued with respect to any option granted under this Qualified Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of Puerto Rico, state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange where the shares may then be listed, the Puerto Rico Uniform Securities Act, as amended, and the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel to the Corporation with respect to such compliance. The Plan Administrators may also require each optionee to furnish evidence satisfactory to the Corporation, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state, federal or Puerto Rico law, rule or regulation. Further, each optionee shall consent to the imposition of a legend on the shares of common stock acquired upon the exercise of his or her options, restricting their transferability as may be required by law or by this Section 9.

     SECTION 10. EMPLOYMENT OF OPTIONEE. Each optionee, if requested by the Plan Administrators when the option is granted, must agree in writing as a condition of receiving his or her option, that he or she will remain as a director, officer-employee or employee of the Corporation or any subsidiary thereof, following the date of grant of his or her option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 2000 Plan or in any option granted thereunder shall confer upon any optionee any right to continued employment or appointment with the Corporation or any subsidiary thereof, or limit in any way the right of the Corporation or any subsidiary thereof to terminate or alter, at any time, the terms of such employment or appointment, as the case may be.

     SECTION 11. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If an optionee ceases as a director, officer- employee or employee of the Corporation or any subsidiary thereof, for any reason other than death or disability, his or her options shall immediately terminate; provided, however, that the Plan Administrators may, at the time an option is granted allow such options to be exercised, to the extent such options are exercisable on the date of termination, at any time within three months after the date of termination, unless either such options or this Qualified Plan otherwise provides for earlier termination.

     SECTION 12. OPTION RIGHTS UPON DISABILITY. If an optionee becomes disabled (as such term is defined in the Puerto Rico Code or the regulations thereunder or, in the absence of such a definition therein, in Section 22(e)(3) of the United States Internal Revenue Code of 1986, as amended (the "United States Code") while acting as a director, officer-employee or employee of the Corporation or any subsidiary thereof, his or her options may be exercised, to the extent exercisable on the date of termination due to disability, at any time within one year thereafter, unless either such options or this Qualified Plan otherwise provides for earlier termination.

     SECTION 13. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an optionee dies while acting as a director, officer-employee or employee of the Corporation or any subsidiary thereof, or within three months after ceasing to be a director, officer- employee or employee thereof, his or her options shall expire one year after the date of death unless by their terms such options expire sooner. During this one year or shorter period, such options may be exercised, to the extent that they remain unexercised on the date of death, by the person or persons to whom the optionee's rights under such options shall pass by will or by the laws of descent and distribution, but only to the extent that the optionee is entitled to exercise such options on the date of death.

     SECTION 14. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of this Qualified Plan may not be sold, pledged, assigned or transferred by the optionee in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an optionee only by that optionee.

     SECTION 15. ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED SHARES. All options granted pursuant to the terms of this Qualified Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of the Plan, as permitted by law.

                                      PART II

                    COMPENSATORY INCENTIVE STOCK OPTION PLAN

     SECTION 1. PURPOSE. The purpose of this Compensatory Plan is to permit the Corporation to grant options to purchase shares of its common stock to selected directors, officers-employees, employees and BONA FIDE independent contractors of the Corporation and any subsidiary thereof. The Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Corporation and any subsidiary thereof, and to provide such persons with an additional incentive to contribute to the success of the Corporation and its subsidiaries. Options granted pursuant to this Compensatory Plan shall be clearly and specifically designated as not being "qualified stock options," as defined in Section 1046 of the Puerto Rico Code. This Compensatory Plan is Part II of the 2000 Plan. Unless any provision herein indicates to the contrary, this Compensatory Plan shall be subject to the General Provisions of the 2000 Plan.

     SECTION 2. OPTION TERMS AND CONDITIONS. The terms and conditions of options granted under this Compensatory Plan may differ from one another as the Plan Administrators shall, in their sole discretion, determine as long as all options granted under this Compensatory Plan satisfy the requirements hereof.

     SECTION 3. DURATION OF OPTIONS. Each option and all rights thereunder granted pursuant to the terms of this Compensatory Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under this Compensatory Plan expire later than 10 years from the date on which the option is granted. In addition, each option may be subject to early termination as provided in the 2000 Plan.

     SECTION 4. PURCHASE PRICE. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option granted under the Compensatory Plan shall be as determined by the Plan Administrators at the time of grant on the basis of such factors as they deem appropriate.

     SECTION 5. EXERCISE OF OPTIONS. Each option shall be exercisable in one or more installments during its term and the right to exercise may be cumulative as determined by the Plan Administrators. No options may be exercised for a fraction of a share of common stock of the Corporation. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Corporation or by shares of common stock of the Corporation, if permitted by the Plan Administrators, or by a combination of cash, check or shares of common stock of the Corporation, at the time of exercise of the option. If any portion of the purchase price is paid in shares of common stock, those shares shall be tendered at their then fair market value.

     SECTION 6. ACCELERATION OF RIGHT OF EXERCISE OF INSTALLMENTS. Notwithstanding any other provision of this Compensatory Plan, if the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Corporation by means of a sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of this Compensatory Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Corporation and ending when the disposition of assets or stock contemplated by that agreement is consummated, or the option is otherwise terminated in accordance with its provisions or the provisions of this Compensatory Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this
Section 6 if the transaction meets the requirements of Article 9 of the General Provisions of the 2000 Plan. In the event the transaction contemplated by the agreement referred to in this Section 6 is not consummated, but rather is terminated, canceled or expires, the options granted pursuant to this Compensatory Plan shall thereafter be treated as if that agreement had never been entered into.

     Notwithstanding the first sentence of Section 5 of this Compensatory Plan, in the event of a change in control of the Corporation, or a threatened change in control of the Corporation as determined by a vote of not less than a majority of the Board of Directors of the Corporation, all options granted prior to such change in control or threatened change in control shall become immediately exercisable. The term "control" for purposes of this Section 7 shall refer to the acquisition of twenty-five percent or more of the voting securities of the Corporation by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of this Compensatory Plan, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, twenty-five percent or more of the voting securities of the Corporation, the full Board of Directors of the Corporation shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section 6 refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     SECTION 7. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of this Compensatory Plan shall be exercised when written notice of that exercise has been given to the Corporation at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Corporation.

     SECTION 8. COMPLIANCE WITH SECURITIES LAWS. Shares of common stock of the Corporation shall not be issued with respect to any option granted under this Compensatory Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of Puerto Rico, state, federal and Puerto Rico law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange where the shares may then be listed, the Puerto Rico Uniform Securities Act, as amended, and the rules and regulations promulgated thereunder, and shall be further subject to the approval of counsel to the Corporation with respect to such compliance. The Plan Administrators may also require an optionee to furnish evidence satisfactory to the Corporation, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each optionee shall consent to the imposition of a legend on the shares of common stock acquire upon the exercise of his or her options, restricting their transferability as may be required by law or by this Section 8.

     SECTION 9. EMPLOYMENT OF OPTIONEE. Each optionee, if requested by the Plan Administrators, must agree in writing as a condition of the granting of his or her option to remain as a director, officer, employee or BONA fide independent contractor of the Corporation or any subsidiary thereof, following the date of grant of his or her option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the 2000 Plan or in any option granted thereunder shall confer upon any optionee any right to continued employment, appointment or contractual relationship with the Corporation or any subsidiary thereof, or limit in any way the right of the Corporation or any subsidiary thereof, to terminate or alter, at any time, the terms of such employment, appointment or contractual relationship.

     SECTION 10. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT. If any optionee under this Compensatory Plan ceases to be a director, officer-employee, employee or BONA FIDE independent contractor of the Corporation or any subsidiary thereof, for any reason other than disability or death, his or her options shall immediately terminate; provided, however, that the Plan Administrators may allow such options to be exercised, to the extent exercisable on the date of termination, at any time within three months after the date of termination unless either such options or this Compensatory plan otherwise provides for earlier termination.

     SECTION 11. OPTION RIGHTS UPON DISABILITY. If an optionee becomes disabled (as such term is defined in the Puerto Rico Code or the regulations thereunder or, in the absence of such a definition therein, in Section 22(e)(3) of the United States Code) while acting as a director, officer-employee, employee or BONA FIDE independent contractor of the Corporation or any subsidiary or affiliate thereof, the Plan Administrators, may allow his or her options to be exercised, to the extent exercisable on the date of termination due to disability, at any time within one year thereafter, unless either such options or this Compensatory Plan otherwise provides for earlier termination.

     SECTION 12. OPTION RIGHTS UPON DEATH OF OPTIONEE. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an optionee dies while acting as a director, officer-employee, employee or BONA FIDE independent contractor of the Corporation or any subsidiary thereof, his or her options shall expire one year after the date of death unless by their terms such options expire sooner. During this one year or shorter period, such options may be exercised, to the extent that they remain unexercised on the date of death, by the person or persons to whom the optionee' s rights under such options shall pass by will or by the laws of descent and distribution, but only to the extent that the optionee is entitled to exercise such options on the date of death.

     SECTION 13. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of this Compensatory Plan may not be sold, pledged, assigned or transferred by the optionee in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an optionee only by that optionee.

     SECTION 14. ADJUSTMENTS TO NUMBER AND PURCHASE PRICE OF OPTIONED SHARES. All options granted pursuant to the terms of this Compensatory Plan shall be adjusted in the manner prescribed by Article 6 of the General Provisions of the 2000 Plan.

          ORIENTAL FINANCIAL GROUP INC.                  REVOCABLE PROXY

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2000 AND ANY ADJOURNMENT THEREOF.

                  The undersigned, being a stockholder of Oriental Financial Group Inc. (the "Corporation"), hereby authorizes the Board of Directors of the Corporation or any successors in their respective positions, as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Conference Room 9-A of the McConnell Valdes law offices located at 270 Munoz Rivera Avenue, 9th Floor, Hato Rey, Puerto Rico, on Friday, December 15, 2000 at 10:00 a.m. (the "Annual Meeting"), and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

          (1) ELECTION OF DIRECTORS

/ /           FOR  all  nominees listed     / /       WITHOUT  AUTHORITY to
              below  (except  as marked               vote for all nominees
              to the contrary below).                 listed below.

To serve until the 2003 Annual Meeting: Mr. Jose Enrique Fernandez, Mr. Efrain Archilla, and Mr. Julian Inclan.

              INSTRUCTIONS: To withhold authority to vote or to cumulate the votes for one or more of the above nominee(s), write the name of the nominee(s) and the manner in which such votes shall be withheld or cumulated in the space provided below.

             NAME                                        NUMBER OF VOTES
                                                    (WITHHELD OR CUMULATED,
                                                    PLEASE SPECIFY)

---------------------------------       ----------------------------------------

---------------------------------       ----------------------------------------

---------------------------------       ----------------------------------------


          (2) PROPOSAL: To consider and approve the Oriental Financial Group 2000 Incentive Stock Option Plan.


          / / FOR                   / / AGAINST                     / / ABSTAIN

          (3) PROPOSAL: To ratify the appointment of PricewaterhouseCoopers LLP, as the Corporation's independent auditors for fiscal 2001.

          / / FOR                   / / AGAINST                     / / ABSTAIN

          THIS PROXY MAY BE REVOKED BY THE UNDERSIGNED AT ANY TIME BEFORE IT IS EXERCISED.

     In their discretion, the proxies are authorized to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders; the election of any person as director if any nominee is unable to serve or, for good cause, will not serve; matters incident to the conduct of the Annual Meeting; or such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management at present knows of no other business to be brought before the meeting.

     Shares of common stock of the Corporation will be voted as specified. In the absence of any express indication that the shares to be voted should be cumulated in a particular fashion, the votes represented by executed proxies will be distributed equally among the three nominees designated by the Board of Directors or in such other fashion as will most likely ensure the election of the nominees. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED "FOR" PROPOSAL 1, "ELECTION OF DIRECTORS"; "FOR" PROPOSAL 2, "APPROVAL OF ORIENTAL FINANCIAL GROUP 2000 INCENTIVE STOCK OPTION PLAN"; AND "FOR" PROPOSAL 3, "RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS". This proxy cannot be voted for any person who is not a nominee of the Board of Directors of the Corporation.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Oriental Financial Group Inc. called for December 15, 2000 and a Proxy Statement for the Annual Meeting prior to the signing of this proxy card.

              Date: ___________________, 2000

                                                --------------------------------


                                                --------------------------------
                                                Signature(s)

                                                Please sign exactly as your
                                                name(s) appear(s) on this proxy.
                                                When signing in a representative
                                                capacity, please give title.

                                                PLEASE MARK, SIGN, DATE AND
                                                PROMPTLY RETURN THIS PROXY CARD
                                                USING THE ENCLOSED ENVELOPE.